EXHIBIT 99.01



FOR IMMEDIATE RELEASE                                CONTACT: Contacts:
---------------------                                         Lee McGee
January 26, 2000                                              (410) 843-8704
                                                              Linda Palarino
                                                              (410) 843-8094



       SYLVAN LEARNING SYSTEMS TO SELL ITS COMPUTER-BASED TESTING DIVISION
                     TO THOMSON CORPORATION FOR $775 MILLION

BALTIMORE - Sylvan Learning Systems [NASDAQ: SLVN] announced today that it has reached a definitive agreement to sell its computer-based testing division,

Sylvan Prometric, to The Thomson Corporation for approximately $775 million in cash, or over $600 million net of tax and transaction costs. The transaction is expected to close before the end of the first quarter of this year subject to certain regulatory approvals.


With 1999 revenues of approximately $214 million and more than 1,400 employees worldwide, Prometric is the global leader in computer-based testing and assessment services.


Through its worldwide network of more than 2,900 Authorized Prometric Testing

Centers and Sylvan Technology Centers in 141 countries, Prometric delivers more than 2,400 different computerized exams for more than 120 client organizations.


"We have experienced outstanding growth in the Prometric computer-based testing business over the last eight years. We delivered our first test in 1992 and by

1999 had created a worldwide leader in the testing industry," said Douglas L.

Becker, Co-chief executive officer

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of Sylvan Learning Systems, Inc. "Thomson has the resources to take Prometric to even higher levels of performance while allowing Sylvan to focus our full attention on developing other promising businesses in our group of educational services companies."


Sylvan added that its earnings for the fourth quarter of 1999 will fall short of analyst expections. Additionally, the fourth quarter will include non-recurring charges related to changes in the strategic direction of the Company. The

Company expects to give more clarity to investors on the fourth quarter results and growth expectations for 2000 within the next few weeks. Additionally,

management will provide more guidance on the use of net proceeds from the sale of the Prometric business, which will include continued investment in educational services businesses.


Sylvan Learning Systems, Inc. is the leading provider of educational services to families, schools and industry. The Sylvan Learning Centers and Sylvan Contract

Education Services divisions provide personalized instructional services to K-12 students through direct consumer relationships and under contract to school systems. Sylvan provides courses to adult students throughout the world in the areas of English language, Teacher Training and accredited University offerings through the Wall Street Institute/ASPECT, Canter and Sylvan International

Universities subsidiaries. The Prometric subsidiary delivers computer-based testing for academic admissions, Information Technology and professional certification programs. Through its affiliate, Caliber Learning Network, Inc.,

formed as a joint initiative between Sylvan and MCI Communications Corp., Sylvan has the ability to distribute world-class adult professional education and training programs. Sylvan's services are delivered through its network of more than 3,000 educational and testing centers around the globe.


THIS RELEASE MAY INCLUDE INFORMATION THAT COULD CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS ENCOMPASSED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE MATTERS DISCLOSED IN THE COMPANY'S SECURITY AND EXCHANGE COMMISSION FILINGS.
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